Exhibit 99.1

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax www.mibank.com

For Release:	Immediately

Contact:	John Presley, senior vice president and chief financial officer, (414) 765-7833 Don Wilson, senior vice president, corporate treasurer, (414) 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

Milwaukee, Wis. – Jan. 12, 2006 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2005 fourth quarter net income of $0.78 per diluted share, or $185.3 million, as compared to $0.76 per diluted share, or $173.8 million, in the fourth quarter of 2004. Fourth quarter net income per share increased 2.6 percent over the same period in 2004.

Net income for the year ended December 31, 2005, was $3.10 per diluted share, or $727.5 million, as compared to $2.77 per diluted share, or $627.1 million, in 2004. Net income per share for 2005 increased 11.9 percent over 2004.

Earnings for the year ended December 31, 2005, include the following items:

▪

A pre-tax realized gain of $29.4 million related to venture capital investments

▪

A pre-tax realized gain of $6.6 million from the cash tender of an equity investment, and

▪

Pre-tax compensation expense of $2.7 million related to the gains.

The net effect of these items was an increase of $0.09 per share.  Without these items, diluted earnings per share would have been $3.01 for the year ended December 31, 2005.

Earnings for the quarter and year ended December 31, 2004, include the following items:

▪

A pre-tax unrealized gain of $34.1 million related to venture capital investments

▪

A pre-tax loss of $7.1 million on the sale of two small Metavante business units, and

▪

Foundation contributions and other accruals over and above normal levels of $6.8 million pre-tax.

The net effect of these items was an increase of $0.06 per share.  Without these items, diluted earnings per share would have been $0.70 and $2.71 for the quarter and year ended December 31, 2004, respectively.

Return on average assets based on net income for the fourth quarter and full year was 1.62 and 1.68 percent, respectively, as compared to 1.75 and 1.69 percent, respectively, for the same periods in 2004.  Return on equity based on net income was 15.96 percent this quarter, as compared to 18.59 percent for the fourth quarter of 2004.

The Corporation’s provision for loan losses was $13.0 million in the fourth quarter of 2005, versus $12.8 million in the same period last year.  Net charge-offs for the period were $11.5 million, or 0.14 percent of total average loans outstanding this quarter, and $12.8 million a year ago, or 0.18 percent of total average loans.  At December 31, 2005, the allowance for loan losses was 1.06 percent of total loans, compared to 1.21 percent a year earlier.  Nonperforming loans were 0.41 percent of total loans at December 31, 2005, and 0.45 percent at December 31, 2004.

Assets at year-end were $46.2 billion, compared to $40.4 billion at the end of 2004.  Book value per share was $19.98 at December 31, 2005, compared to $17.24 for the same date a year ago.  Total loans were $34.2 billion, compared to $29.5 billion at December 31, 2004.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $46.2 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank. M&I Bank has 195 offices throughout the state, in addition to 42 locations throughout Arizona; 13 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth, Minn.; Las Vegas, Nev.; and, Naples and Bonita Springs, Fla. M&I’s Southwest Bank affiliate has seven offices in the St. Louis area and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

###

This press release contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.  In addition, adjusted income results for the year ended December 31, 2005 and quarter and year ended December 31, 2004 exclude certain items which management believes should be excluded in order to have a clear understanding of the Corporation’s financial results.  These items, which are included in GAAP net income but which are excluded from the adjusted income results, are described in the reconciliation table at the end of this press release.

Note:

Marshall & Ilsley Corporation will hold a conference call at 4:00 p.m. Central Standard Time Thursday, January 12, regarding fourth quarter earnings. For those interested in listening, please call 1-800-500-3170 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run through January 19, 5:00 p.m. Central Standard Time by calling 1-888-203-1112 and entering pass code 432 31 95 to listen. Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 3:30 p.m. on January 12.

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2005	2004	Change	2005	2004	Change
PER SHARE DATA
Diluted:
Net Income	$0.78	$0.76	2.6%	$3.10	$2.77	11.9%
Basic:
Net Income	0.79	0.77	2.6	3.15	2.81	12.1
Dividend Declared	0.240	0.210	14.3	0.930	0.810	14.8
Book Value	19.98	17.24	15.9	19.98	17.24	15.9
Shares Outstanding (millions):
Average - Diluted	238.3	228.5	4.3	234.9	226.6	3.7
End of Period	235.4	227.3	3.6	235.4	227.3	3.6

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$331.0	$296.4	11.7%	$1,265.9	$1,164.2	8.7%
Provision for Loan and Lease Losses	13.0	12.8	1.6	44.8	38.0	17.9

Data Processing Services	312.4	268.6	16.3	1,141.4	891.0	28.1
Item Processing	11.4	10.5	8.6	43.7	43.1	1.4
Trust Services	42.3	39.2	7.9	165.7	150.9	9.8
Service Charge on Deposits	23.5	24.2	-2.9	94.8	99.8	-5.0
Mortgage Banking	12.9	7.6	69.7	46.0	35.1	31.1
Net Investment Securities Gains (Losses)	2.8	35.3	n.m.	45.4	35.4	28.2
All Other	52.9	49.8	6.2	211.9	191.2	10.8
Total Non-Interest Revenues	458.2	435.2	5.3	1,748.9	1,446.5	20.9

Salaries and Employee Benefits	270.6	240.0	12.8	1,042.7	887.3	17.5
Occupancy and Equipment	56.8	50.3	12.9	215.6	192.8	11.8
Intangible Amortization	8.8	8.7	1.1	31.1	27.9	11.5
Other	157.3	151.5	3.8	556.9	487.5	14.2
Total Non-Interest Expenses	493.5	450.5	9.5	1,846.3	1,595.5	15.7

Tax Equivalent Adjustment	8.2	8.2	0.0	33.3	32.2	3.4
Pre-Tax Earnings	274.5	260.1	5.5	1,090.4	945.0	15.4
Income Taxes	89.2	86.3	3.4	362.9	317.9	14.2

Net Income	$185.3	$173.8	6.6%	$727.5	$627.1	16.0%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.29%	3.39%		3.31%	3.52%
Interest Spread (FTE)	2.73	3.04		2.84	3.21

Efficiency Ratio	62.6	61.6		61.5	61.1
Efficiency Ratio without Metavante	48.6	47.0		48.4	48.4

Return on Assets	1.62	1.75		1.68	1.69
Return on Equity	15.96	18.59		16.95	17.89

Equity / Assets (End of Period)	10.10	9.62		10.10	9.62

M&I Corporation
Financial Information
(unaudited)
	As of
	December 31,	December 31,	Percent
ASSETS ($millions)	2005	2004	Change
Cash & Due From Banks	$1,155	$839	37.7%
Trading Securities	30	18	66.7
Short - Term Investments	300	173	73.4
Investment Securities	6,320	6,085	3.9
Loans and Leases:
Commercial Loans & Leases	10,066	8,888	13.3
Commercial Real Estate	10,421	9,339	11.6
Residential Real Estate	7,096	4,489	58.1
Home Equity Loans & Lines	4,834	5,149	-6.1
Personal Loans and Leases	1,750	1,672	4.7
Total Loans and Leases	34,167	29,537	15.7
Reserve for Loan & Leases Losses	(364)	(358)	1.7
Premises and Equipment, net	491	467	5.1
Goodwill and Intangibles	2,461	2,126	15.8
Other Assets	1,653	1,550	6.6
Total Assets	$46,213	$40,437	14.3%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,525	$4,888	13.0%
Bank Issued Interest Bearing Activity	10,530	9,924	6.1
Bank Issued Time	5,279	3,654	44.5
Total Bank Issued Deposits	21,334	18,466	15.5
Wholesale Deposits	6,340	7,989	-20.6
Total Deposits	27,674	26,455	4.6
Short - Term Borrowings	5,627	3,530	59.4
Long - Term Borrowings	6,669	5,027	32.7
Other Liabilities	1,575	1,535	2.6
Shareholders' Equity	4,668	3,890	20.0
Total Liabilities & Shareholders' Equity	$46,213	$40,437	14.3%

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
AVERAGE ASSETS ($millions)	2005	2004	Change	2005	2004	Change
Cash & Due From Banks	$1,012	$914	10.7%	$966	$835	15.7%
Trading Securities	33	20	65.0	27	22	22.7
Short - Term Investments	216	143	51.0	237	171	38.6
Investment Securities	6,256	6,028	3.8	6,183	5,872	5.3
Loans and Leases:
Commercial Loans & Leases	9,761	8,478	15.1	9,394	8,018	17.2
Commercial Real Estate	10,414	9,185	13.4	9,989	8,756	14.1
Residential Real Estate	6,717	4,251	58.0	5,752	3,695	55.7
Home Equity Loans and Lines	4,822	5,035	-4.2	4,988	4,765	4.7
Personal Loans and Leases	1,688	1,679	0.5	1,653	1,787	-7.5
Total Loans and Leases	33,402	28,628	16.7	31,776	27,021	17.6
Reserve for Loan & Leases Losses	(365)	(363)	0.6	(363)	(360)	0.8
Premises and Equipment, net	478	461	3.7	458	448	2.2
Goodwill and Intangibles	2,425	2,081	16.5	2,261	1,547	46.2
Other Assets	1,792	1,671	7.2	1,739	1,607	8.2
Total Assets	$45,249	$39,583	14.3%	$43,284	$37,163	16.5%

Memo:
Average Earning Assets	$39,907	$34,819		$38,223	$33,086
Average Earning Assets Excluding Investment
Securities Unrealized Gains/Losses	$39,945	$34,762		$38,218	$33,044

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,195	$4,871	6.7%	$4,943	$4,586	7.8%
Bank Issued Interest Bearing Activity	10,349	9,943	4.1	10,027	9,960	0.7
Bank Issued Time	5,057	3,591	40.8	4,410	3,384	30.3
Total Bank Issued Deposits	20,601	18,405	11.9	19,380	17,930	8.1
Wholesale Deposits	6,723	6,867	-2.1	6,721	6,058	10.9
Total Deposits	27,324	25,272	8.1	26,101	23,988	8.8
Short - Term Borrowings	2,563	2,461	4.1	2,926	2,908	0.6
Long - Term Borrowings	8,936	6,454	38.5	8,193	5,330	53.7
Other Liabilities	1,821	1,677	8.6	1,773	1,432	23.8
Shareholders' Equity	4,605	3,719	23.8	4,291	3,505	22.4
Total Liabilities & Shareholders' Equity	$45,249	$39,583	14.3%	$43,284	$37,163	16.5%

Memo:
Average Interest Bearing Liabilities	$33,628	$29,316		$32,277	$27,640

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2005	2004	Change	2005	2004	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$11.5	$12.8	-10.2%	$39.1	$29.5	32.5%
Net Charge-Offs / Average Loans & Leases	0.14%	0.18%		0.12%	0.11%
Loan and Lease Loss Reserve ($millions)	$363.8	$358.1	1.6%	$363.8	$358.1	1.6%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.06%	1.21%		1.06%	1.21%
Non-Performing Loans & Leases (NPL) ($millions)	$140.6	$132.4	6.2%	$140.6	$132.4	6.2%
NPL's / Period-End Loans & Leases	0.41%	0.45%		0.41%	0.45%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	259%	271%		259%	271%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	6.51%	5.19%		5.96%	4.83%
Commercial Real Estate	6.57	5.55		6.20	5.41
Residential Real Estate	6.43	5.42		6.09	5.47
Home Equity Loans and Lines	6.39	5.43		6.04	5.29
Personal Loans and Leases	6.38	5.28		5.97	5.12
Total Loans and Leases	6.49	5.39		6.07	5.21
Investment Securities	5.00	4.94		5.01	4.95
Short - Term Investments	3.89	2.07		3.38	1.39
Interest Income (FTE) / Avg. Interest Earning Assets	6.24%	5.30%		5.88%	5.14%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	2.49%	1.06%		1.92%	0.78%
Bank Issued Time	3.65	2.55		3.21	2.45
Total Bank Issued Deposits	2.87	1.46		2.31	1.20
Wholesale Deposits	3.64	2.26		3.14	1.91
Total Interest Bearing Deposits	3.10	1.73		2.58	1.42
Short - Term Borrowings	4.34	2.72		3.63	2.11
Long - Term Borrowings	4.26	3.75		4.03	3.69
Interest Expense / Avg. Interest Bearing Liabilities	3.51%	2.26%		3.04%	1.93%
Net Interest Margin(FTE) / Avg. Earning Assets	3.29%	3.39%		3.31%	3.52%
Interest Spread (FTE)	2.73%	3.04%		2.84%	3.21%

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Net Income to Income as Adjusted				Twelve
				Months Ended	Diluted
				December 31,	EPS
				2005	Impact
Net Income				$727.5	$3.10
Adjustments (Net of Tax)
Realized Gain Venture Capital Investments				18.2	0.08
Cash Tender - Equity Investment				3.9	0.02
Related Compensation Expense				(1.7)	(0.01)
Total Adjustments				20.4	0.09

Income as Adjusted				$707.1	$ 3.01

	Three			Twelve
	Months Ended	Diluted		Months Ended	Diluted
	December 31,	EPS		December 31,	EPS
	2004	Impact		2004	Impact
Net Income	$173.8	$0.76		$627.1	$2.77
Adjustments (Net of Tax)
Unrealized Gain Venture Capital Investments	22.2	0.10		22.2	0.10
Metavante Disposition of two Subsidiaries	(4.2)	(0.02)		(4.2)	(0.02)
Foundation Contributions and Other	(4.5)	(0.02)		(4.5)	(0.02)
Total Adjustments	13.5	0.06		13.5	0.06

Income as Adjusted	$160.3	$ 0.70		$613.6	$ 2.71